EXHIBITS

                    APAC TELESERVICES, INC. AND SUBSIDIARIES
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         EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
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                                         THIRTEEN WEEKS ENDED         THIRTY-NINE WEEKS ENDED
                                     ------------------------------ -----------------------------
                                     SEPTEMBER 27,   SEPTEMBER 28,  SEPTEMBER 27,  SEPTEMBER 28,
                                          1998           1997           1998           1997
                                     --------------- -------------- -------------- --------------
                                              (000's omitted, except per share data)
       Basic shares:
         Average shares outstanding         48,505          47,637         48,773          46,983
         Net income                         $3,423          $2,018         $4,752         $19,104
                                     =============== ============== ============== ==============

         Net income per share                $0.07           $0.04           $0.10         $0.40
                                     =============== ============== ============== ==============

       Diluted shares:
         Average shares outstanding         48,505          47,637         48,773          46,983
         Net effect of dilutive stock
          options based upon the
           treasury stock method using
           quarter-end market price            451           1,173            817           1,210
                                     --------------- -------------- -------------- --------------
             Total shares                   48,956          48,810         49,590          48,193
                                     =============== ============== ============== ==============

         Net income                         $3,423          $2,018         $4,752         $19,104
                                     =============== ============== ============== ==============

         Net income per share                $0.07           $0.04           $0.10          $0.40
                                     =============== ============== ============== ==============

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